EXHIBIT 23.2


INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 1 to Registration Statement of Cenex Harvest States Cooperative on Form S-2 of our report dated July 24, 1998 (relating to the financial statements of Harvest States Cooperative not presented separately herein) appearing in this Amendment No. 1 to Registration Statement.

We also consent to the reference to us under the heading "Experts" in the Prospectus that is part of this Registration Statement.


/s/ Deloitte & Touche LLP
Deloitte & Touche LLP
Minneapolis, Minnesota

October 25, 2001